     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1997

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                 ---------------

                          FALCON DRILLING COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                           76-0351754
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                              1900 WEST LOOP SOUTH
                                   SUITE 1800
                              HOUSTON, TEXAS 77027
                                 (713) 623-8984

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ---------------

                                LEIGHTON E. MOSS
                          FALCON DRILLING COMPANY, INC.
                        1900 WEST LOOP SOUTH, SUITE 1800
                              HOUSTON, TEXAS 77027
                                 (713) 623-8984
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                 ---------------

                                    Copy to:

                             EDWIN T. MARKHAM, ESQ.
                                 PARSON & BROWN
                                666 THIRD AVENUE
                            NEW YORK, NEW YORK 10017

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The securities being registered on this form are to be offered and sold from time to time after the effective date of the Registration Statement by the selling stockholder.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                  PROPOSED            PROPOSED
                                                                  MAXIMUM              MAXIMUM           AMOUNT OF
                                           AMOUNT TO BE       AGGREGATE PRICE         AGGREGATE         REGISTRATION
                                            REGISTERED          PER SHARE(1)       OFFERING PRICE          FEE(1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per  share                           392,157 Shares          $36.75             $14,411,769.75        $4,368
=======================================================================================================================

(1) Fee calculated pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on May 2, 1997.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                      (ii)

PROSPECTUS
May __, 1997

                                 392,157 SHARES
                          FALCON DRILLING COMPANY, INC.
                                  COMMON STOCK
                                ($.01 par value)

                                 ---------------

         This Prospectus relates to the offer and sale of up to 392,157 shares (the "Shares") of the common stock, $.01 par value (the "Common Stock"), of Falcon Drilling Company, Inc. ("Falcon" or the "Company") by Bear, Stearns International Limited (the "Selling Stockholder"). The Shares will be sold from time to time in transactions effected on The New York Stock Exchange ("NYSE"), in privately negotiated transactions, or in a combination of such methods of sale. Such methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on its behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Stockholder and/or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts thereof). To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the Shares by the Selling Stockholder, will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any Prospectus Supplement delivered herewith. Unless this Prospectus is accompanied by a Prospectus Supplement stating otherwise, offers and sales may be made pursuant to this Prospectus only in ordinary broker's transactions made on the NYSE in transactions involving ordinary and customary brokerage commissions. See "Selling Stockholder" and "Plan of Distribution."

         None of the proceeds from the sale of the Shares by the Selling Stockholder will be received by Falcon. Falcon has agreed to bear all expenses of registration of the Shares under federal or state securities laws and to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         The Selling Stockholder and any underwriters, dealers or agents which participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit realized on the resale of the Shares purchased by them may be deemed to constitute underwriting commissions, concessions, allowances or discounts under the Securities Act. See "Plan of Distribution."

         The Shares offered for resale by the Selling Stockholder are being offered pursuant to a registration rights agreement. See "Selling Stockholder."

FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH
        AN INVESTMENT IN THE COMMON STOCK, SEE "RISK FACTORS" ON PAGE 3.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              AVAILABLE INFORMATION

         Falcon is a Delaware corporation, with principal executive offices at 1900 West Loop South, Suite 1800, Houston, Texas 77027, telephone number (713) 623-8984. Falcon is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Falcon can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York, 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which exchange the Company's Common Stock is listed. The Commission maintains a Web site that contains reports, proxy statements and other information filed electronically by the Company with the Commission which can be accessed over the Internet at http://www.sec.gov.

This Prospectus constitutes a part of the Registration Statement of Form S-3 filed by Falcon with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to Falcon and the Common Stock. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected without charge at the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by Falcon with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference:
(a) Annual Report on Form 10-K for the year ended December 31, 1996; and (b) the description of the Common Stock contained in the Company's registration statement on Form 8-A under Section 12 of the Exchange Act, including any amendment or report updating such description. In addition, all documents filed by Falcon pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The information relating to Falcon contained in this prospectus should be read together with the information contained in the Incorporated Documents.

         Falcon will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. request shall be directed to Falcon Drilling Company, Inc., 1900 West Loop South, Suite 1800, Houston, Texas 77027, Attention Leighton E. Moss, Vice President & General Counsel (telephone number (713) 623-8984).

                                  RISK FACTORS

         Prospective investors should consider carefully the following factors, in addition to the other information contained or incorporated by reference in this Prospectus.

FORWARD-LOOKING INFORMATION

         The statements included or incorporated by reference herein regarding future financial performance and results and the other statements that are not historical facts are forward-looking statements. The words "expect," "project," "estimate," "predict" and similar expressions are also intended to identify forward-looking statements. Such statements involve risks, uncertainties and assumptions, including, but not limited to, industry conditions, prices of crude oil and natural gas, foreign operations and other factors discussed below and in Falcon's other filings with the Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

DEPENDENCE ON OIL AND GAS INDUSTRY; INDUSTRY CONDITIONS

         Falcon's operations are materially dependent upon the levels of activity in oil and natural gas exploration, development and production. Such activity levels are affected both by short-term and long-term trends in oil and natural gas prices. In recent years, oil and natural gas prices and, therefore, the level of drilling, exploration, development and production activity, have been volatile. Worldwide military, political and economic events have contributed to, and are likely to continue to contribute to, price volatility. As events during recent years have demonstrated, any prolonged reduction in oil and natural gas prices will depress the level of exploration, development and production activity and result in a corresponding decline in the demand for Falcon's services and, therefore, have a material adverse effect on Falcon's revenues and profitability. Much of Falcon's equipment is currently in service in the U.S. Gulf of Mexico shallow-water and offshore drilling markets where the demand for drilling and related services is subject to substantial fluctuations. In addition to adverse effects that future declines in demand could have on Falcon, ongoing movement or reactivation of offshore rigs or new construction of rigs could adversely affect day rates and utilization levels, even in an environment of stronger natural gas prices and increased drilling activity. Falcon can predict neither the future level of demand for its services nor future conditions in the drilling industry.

         Increases in worldwide drilling demand since mid-1995 and the attendant increase in the number of rigs operating has resulted in a shortage of qualified rig personnel in the industry. If the Company is unable to attract and retain sufficient qualified personnel, its ability to put cold stacked and newly acquired rigs into service will be restricted. Further, labor shortages could result in wage increases, which could, without offsetting increases in revenues, reduce the Company's operating margins.

LEVERAGE AND LIQUIDITY

         Falcon is highly leveraged and will require substantial cash flow to meet its debt service requirements. Falcon's ability to meet its debt obligations will depend on Falcon's future performance, which is subject to general economic and business factors beyond Falcon's control. The degree of Falcon's leverage may affect Falcon's vulnerability to adverse economic, regulatory and industry conditions; Falcon's ability to obtain additional financing to fund future working capital requirements, capital expenditures, acquisitions or other general corporate requirements; and the portion of Falcon's cash flow from operations that must be dedicated to debt service requirements, thereby reducing the funds available for operations and future business opportunities.

ENTRY INTO DEEPWATER DRILLING MARKET

         Falcon has a limited history of operating in the deepwater drilling market. The deepwater market requires the use of floating rigs utilizing more sophisticated technologies than those of the bottom-supported rigs that previously constituted Falcon's offshore fleet. Falcon has experienced significant delays in getting its drillship Peregrine I fully operational due to technical difficulties with the subsea systems of the vessel.

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



RISK OF UPGRADE AND REFURBISHMENT PROJECTS

         In connection with the expansion of its deepwater operations, Falcon expects to make substantial completion, upgrade and refurbishment capital expenditures. Such projects are subject to the risks of delay or cost overruns inherent in any large construction project, including shortages of materials or skilled labor, unforeseen engineering problems, work stoppages, weather interference, unanticipated cost increases, and inability to obtain any of the requisite permits or approvals. Significant cost overruns or delays would adversely affect Falcon's financial condition and results of operations. In particular, there is a current shortage of certain types of drilling equipment that could delay and increase the cost of the drillship projects. Significant delays could also adversely affect Falcon's marketing plans for the drillships and could jeopardize the long-term contracts under which Falcon plans to operate the drillships. Falcon experienced significant delays and cost overruns in connection with its upgrade and refurbishment of the drillship Peregrine I.

FOREIGN OPERATIONS

         Falcon currently conducts operations in Venezuela, Brazil, Southeast Asia, and West Africa. Operations in foreign countries generally are subject to various risks associated with doing business outside the United States, including risk of war, general strikes, civil disturbances, guerrilla activity, foreign exchange restrictions, currency fluctuations and devaluations and foreign national or local governmental activities that may limit or disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights, the taking of property without fair compensation or taxation or other assessments on assets or operations. Falcon is also required to maintain authority to do business in foreign jurisdictions in accordance with laws and regulations in effect from time to time. Falcon may also encounter difficulty in enforcing its contract rights in foreign countries, particularly against state-owned oil companies. No prediction can be made as to what foreign governmental regulations may be enacted in the future that could be applicable to Falcon.

         Long-term contracts with Petroleo Brasileiro, S.A. ("Petrobras") and Maraven, S.A. ("Maraven"), entities owned by foreign governments, account for a significant portion of Falcon's current day rate revenues. Initial payments to Falcon under the contract with Petrobras assigned to Falcon in connection with the acquisition of the Peregrine II were delayed pending Brazilian central bank approval of the assignment, which approval was required in order for Petrobras to pay in U.S. dollars. In 1994, the Venezuelan government imposed a program of currency exchange controls and taxes on certain financial transactions that temporarily affected the ability of the state-owned oil company and its affiliates, including Maraven, to make payments in U.S. dollars or other hard currencies to oil service contractors. While this program is no longer in effect and payments are presently being made to oil service contractors, there is no assurance that they will continue to be made; any similar government restrictions imposed in the future could adversely affect Falcon's operations.

         Falcon records its transactions and prepares its financial statements in U.S. dollars. Fluctuations in the value of the currencies in which Falcon conducts its business relative to the U.S. dollar could cause currency translation losses with respect to Falcon's foreign operations. Falcon cannot predict the effect of exchange rate fluctuations upon future operating results.

RIG FLEET AGE

         Most  of  Falcon's  rigs  were  built  prior  to  1982,  which  was the approximate end of the industry's most recent building cycle. With increasing age, the likelihood that a rig will require major repairs in order to remain operational increases. These repairs will likely result in rigs being unavailable for service from time to time, potentially reducing the Company's revenues, and may require increasing amounts of capital.

OPERATIONAL RISKS AND INSURANCE

         Falcon's operations are subject to the hazards inherent in the marine drilling business, including blowouts, craterings, fires, capsizing, grounding, collision and damage from weather or sea conditions or unsound location. These hazards could cause substantial damage to the environment, personal injury and loss of life, suspend drilling operations or seriously damage or destroy the property and equipment involved and could cause substantial damage to producing formations and surrounding areas. In addition, Falcon may be subject to liability for oil spills, reservoir damage and other accidents that could cause substantial damages. The occurrence of a significant event, including pollution or environmental damage, could materially and adversely affect Falcon's operations and financial condition. Moreover, no assurance can be

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given that Falcon will be able to maintain  adequate  insurance in the future at rates it considers reasonable or that any particular types of coverage will be available. Falcon does not maintain business interruption insurance, and damage to its equipment, even if such damage is covered by insurance, may result in a loss of revenues against which Falcon is not insured.

GOVERNMENT REGULATION

         Falcon's operations are subject to governmental laws and regulations relating to the protection of the environment and to health and safety. Many of Falcon's operations take place in or near ecologically sensitive areas, such as wetlands, beaches and inland waterways. Numerous federal and state environmental laws regulate drilling activities and impose liability for causing pollution in inland, coastal and offshore waters. State and federal legislation also provide special protection to water quality and animal and marine life that could be affected by Falcon's activities. The regulations applicable to Falcon's operations include certain regulations controlling the release of materials into the environment and requiring removal, remediation or response. Each of the primary statutory and regulatory programs that apply to Falcon's operations provides for civil penalties for violation of the requirements of the programs, as well as citizen's suits, natural resource damages, potential injunctions, cease and desist orders and civil and criminal penalties.

         Environmental regulation has led to higher drilling costs, a more difficult and lengthy well permitting process and, in general, has adversely affected many companies' decisions to drill wells in wetland areas of the U.S. Gulf Coast market and, in some cases, in international markets. Prohibitions on drilling in some areas are likely to remain in effect or even be extended. Such laws and regulations may expose Falcon to liability for the conduct of, or conditions caused by, others or for acts of Falcon that were in compliance with all applicable laws at the time such acts were performed. Laws and regulations protecting the environment have generally become more stringent in recent years and could become more stringent in the future. Some environmental statutes impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person.

RELIANCE ON MANAGEMENT

         Falcon relies on the services of several key individuals, including Steven A. Webster, its Chief Executive Officer. The loss of the services of any of these individuals could have a material adverse effect on Falcon.

COMPETITION

         Falcon experiences competition from other operators in all of the drilling markets in which it operates. The offshore drilling market is highly competitive and no one competitor is dominant. While price is a primary factor in the selection of drilling contractors, a contractor's safety record, crew quality, service record and equipment capability are also important factors. Certain of Falcon's competitors have greater financial resources than Falcon.

RESTRICTIONS ON FOREIGN OWNERSHIP

         Falcon, as the owner of U.S. flag vessels, is subject to restrictions on transfer of a controlling interest in Falcon to non-U.S. citizens. Under the applicable laws and regulations, if persons other than U.S. citizens were to become the owners of an aggregate of over 25% of the outstanding Common Stock, the Company would lose the privilege of operating U.S. flag vessels for the transportation of merchandise in the U.S. coastwise trade, and if such foreign ownership were to exceed 50% of the outstanding Common Stock, the Company would lose the privilege of operating U.S. flag vessels. Falcon's Certificate of Incorporation currently prohibits more than 45% of the outstanding equity securities of Falcon from being owned by non-U.S. citizens for so long as Falcon directly or indirectly owns U.S. flag vessels. This prohibition may at times restrict the ability of Falcon's stockholders to transfer shares of Common Stock to non-U.S. citizens.

CERTAIN PROVISIONS RELATING TO CHANGES IN CONTROL

         Falcon's Certificate of Incorporation and By-laws (i) restrict the ability of Falcon's stockholders to call stockholders' meetings, (ii) provide that Falcon's stockholders may not act by written consent, unless such action has been approved by Falcon's Board of Directors, or change the number of directors, (iii) provide for a staggered board and (iv) authorize the issuance of "blank check" preferred stock. Additionally, Section 203 of the Delaware General Corporation Law restricts certain "business combinations" between interested stockholders and Falcon, which may render more difficult or tend to discourage attempts to acquire Falcon. In addition, Falcon's debt instruments contain provisions relating to changes in control. Such provisions and arrangements could impede a merger, consolidation, takeover or other business combination involving Falcon or discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of Falcon.

                               SELLING STOCKHOLDER

         The Shares were initially issued by Falcon to KS Deepsea Drillships, a Norwegian limited partnership, in a private placement as partial consideration for a drillship purchased by Falcon. In connection with such issuance, Falcon entered into a Registration Rights Agreement giving KS Deepsea Drillships the right to require Falcon to register the Shares under certain circumstances. KS Deepsea Drillships distributed the Shares, with the registration rights, to its partners, which then conveyed the Shares to the Selling Stockholder in a private placement, and assigned their registration rights to the Selling Stockholder. Falcon is registering the shares offered hereby pursuant to a request made by the Selling Stockholder under the Registration Rights Agreement.

         The Shares constitute all of the shares of Common Stock owned by the Selling Stockholder. The Selling Stockholder has advised Falcon that it currently intends to sell all of the Shares.

         Bear, Stearns & Co., Inc., an affiliate of the Selling Stockholder, was a member of the underwriting syndicate in connection with (i) Falcon's initial public offering of Common Stock in July 1995 and (ii) Falcon's public offering of Common Stock in December 1996. In such offerings, Bear, Stearns & Co., Inc., along with the other members of the underwriting syndicate, purchased shares of common Stock at an underwriting discount from the offering price to the public, and resold such shares to the public at the public offering price. The underwriting discount was 7% in the July 1995 offering and approximately 4.23% in the December 1996 offering.

                              PLAN OF DISTRIBUTION

         The  Common  Stock  may be  sold  from  time  to  time  by the  Selling
Stockholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. From time to time the Selling Stockholder may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of the issuer or derivatives thereof, and may sell and deliver the shares in connection therewith.

         In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholder in amounts to be negotiated immediately prior to the sale. The Selling Stockholder and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Act and a portion of any proceeds of sales and discounts, commissions or other compensation may be deemed to be underwriting compensation for purposes of the Act.

         In the event the Selling Stockholder engages an underwriter in connection with the sale of the Shares, to the extent required, a Prospectus Supplement will be distributed, which will set forth the number of Shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

                                  LEGAL MATTERS

         The legality of the shares of Common Stock offered hereby is being passed upon for Falcon by Leighton E. Moss, General Counsel of Falcon.

                                     EXPERTS

         The audited financial statements incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is a statement of the expenses to be incurred by the Company in connection with the registration of the securities being registered pursuant to this Registration Statement. Pursuant to the Registration Rights Agreement, the Selling Stockholder will not bear any of such expenses.

                                                                               Amount
                                                                               ------
Securities and Exchange Commission registration fee........................   $ 4,368
Legal  fees and expenses...................................................    10,000
Accounting fees and expenses...............................................     2,000
Miscellaneous..............................................................     3,000
                                                                            ---------
         Total.............................................................   $19,368
                                                                            ---------
                                                                            ---------

Except for the SEC registration fee, all expenses are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Sixth of the Certificate of Incorporation of the Company provides for the indemnification by the Company of each director, officer and employee of the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article Seventh of the Certificate of Incorporation of the Company further provides that personal liability of Directors is eliminated to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as the same may be amended from time to time. Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

         Reference is made to Section 8 of the Registration Rights Agreement filed as Exhibit 4.2 to the Registration Statement for the indemnification and contribution arrangements contained therein.

ITEM 16.  EXHIBITS


  EXHIBIT NO.                            DESCRIPTION
--------------  ----------------------------------------------------------------
      1.1       - Form of Underwriting Agreement (any Underwriting Agreement
                  relating to a distribution of the shares will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference)

      4.1       - Certificate of  Incorporation of the Company,  as amended (1)

      4.2       - Registration Rights Agreement dated December 10, 1997, between the Company and KS, Deepsea Drillships (2)

     *5         - Opinion of Leighton E. Moss, Esq. regarding the legality of the shares of Common Stock

    *23.1       - Consent of Arthur Andersen LLP

     23.2       - Consent of Leighton E. Moss, Esq. (included in the opinion filed as Exhibit 5 to this Registration Statement)

     24         - Powers of Attorney of certain officers and directors of the
                  Company (included on the signature pages of the Registration Statement)

----------

*  Filed herewith

(1) Incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed July 6, 1995 (Registration No. 33-84582)

(2) Incorporated by reference to the Company's Report on Form 10-K for the year ended December 31, 1996.

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a) (3) of the Securities Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 5, 1997.

                                           FALCON DRILLING COMPANY, INC.

                                           By:   /s/ STEVEN A. WEBSTER
                                              ----------------------------------
                                                    (Steven A. Webster)
                                              Chairman & Chief Executive Officer

         The undersigned officers and directors of the registrant hereby severally constitute and appoint Steven A. Webster, Robert F. Fulton, William R. Ziegler, and Leighton E. Moss, and each of them, our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below, any and all pre-effective and post-effective amendments to the Registration Statement on Form S-3 filed herewith and any additional registration statements filed pursuant to Rule 462(b) to register additional shares, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 1997.

   SIGNATURE                                             TITLE
   ---------                                             -----
/s/ STEVEN A. WEBSTER
-----------------------------               Chairman, Chief Executive Officer
(Steven A. Webster)                         and Director (principal executive
                                            officer)

/s/ ROBERT F. FULTON
-----------------------------               Executive Vice President (principal
(Robert F. Fulton)                          financial officer and principal
                                            accounting officer)


-----------------------------               Director
(Purnendu Chatterjee)

/s/ DOUGLAS A. P. HAMILTON
-----------------------------               Director
(Douglas A. P. Hamilton)

/s/ KENNETH H. HANNAN, Jr.
-----------------------------               Director
(Kenneth H. Hannan, Jr.)

/s/ JAMES R. LATIMER, III
-----------------------------               Director
(James R. Latimer, III)

/s/ WILLIAM R. ZIEGLER
-----------------------------               Director
(William R. Ziegler)

/s/ MICHAEL E. PORTER
-----------------------------               Director
(Michael E. Porter)